040104

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140693360-34
	Filing Date and Time: 09/30/2014 10:37 AM
	Entity Number: E0500432014-6

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: INBIT CORP

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC. (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: — City: — Nevada — Zip Code:

Mailing Address (if different from street address): — City: — Nevada — Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:*	Par value per share: $	Number of shares *without par value:*
75000000	0.001	0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	VIKTOR ZEZIULIA	616 CORPORATE WAY, SUITE 2-3305	VALLEY COTTAGE	NY	10989
2)					

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: VIKTOR ZEZIULIA — X VIKTOR ZEZIULIA (**Incorporator Signature**)

Address: 616 CORPORATE WAY, SUITE 2-3305 — City: VALLEY COTTAGE — State: NY — Zip Code: 10989

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCORP SERVICES, INC. — Date: 9/30/2014

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

This form must be accompanied by appropriate fees.